Filed Pursuant to Rule 424(b)(7)
Registration No. 333-279011

Prospectus Supplement

(to Prospectus dated April 30, 2024)

85,608,414 Shares

Common Stock

This prospectus supplement relates to the offer and sale of up to 85,608,414 shares of our common stock, par value $0.01 per share, by Argus Seller, LP (f/k/a Adenza Parent, LP) (the “selling stockholder”), an affiliate of certain funds managed by Thoma Bravo, L.P., in one or more offerings. We issued these shares of common stock to the selling stockholder on November 1, 2023 in connection with our acquisition of Adenza Holdings, Inc. (“Adenza”).

Our registration of the shares of common stock covered by this prospectus supplement satisfies certain contractual obligations and does not necessarily mean that the selling stockholder will offer or sell any of the shares. The common stock offered by the selling stockholder may be sold from time to time through public or private transactions at market prices prevailing at the time of sale, at prices related to such market prices, at varying prices determined at the time of sale, at fixed prices, or at negotiated prices as the selling stockholder determines from time to time. See “Plan of Distribution” for more information. We will not receive any of the proceeds from the sale of shares of our common stock under this prospectus supplement by the selling stockholder. We will pay all expenses of the registration of the shares of our common stock and certain other expenses.

Our common stock is listed for trading on the Nasdaq Global Select Market (“NASDAQ”) under the symbol “NDAQ.” The last reported sale price of our common stock on May 2, 2024 was $60.07 per share.

Investing in our common stock involves risks. You should read carefully and consider the risks referenced under “Risk Factors” on page S-5 of the accompanying prospectus, as well as the other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 3, 2024.

PROSPECTUS

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ABOUT THE PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that was filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. This prospectus supplement may add, update or change information contained in the accompanying prospectus. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. In addition, in this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. If the information contained in this prospectus supplement differs or varies from, or is inconsistent with, the information contained in the accompanying prospectus or the information contained in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement.

Neither we nor the selling stockholder have authorized any other person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide you. Neither we nor the selling stockholder are making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference in making your investment decision. You should also read and consider the additional information under the caption “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement or the accompanying prospectus by any person in any jurisdiction if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Throughout this prospectus supplement, unless otherwise specified:

•	“Nasdaq,” the “Company,” “we,” “us” and “our” refer to Nasdaq, Inc.

•	“Nasdaq Baltic” refers to collectively, Nasdaq Tallinn AS, Nasdaq Riga, AS and AB Nasdaq Vilnius.

•	“Nasdaq Clearing” refers to the clearing operations conducted by Nasdaq Clearing AB.

•	“Nasdaq Nordic” refers to collectively, Nasdaq Clearing AB, Nasdaq Stockholm AB, Nasdaq Copenhagen A/S, Nasdaq Helsinki Ltd and Nasdaq Iceland hf.

•	“The Nasdaq Stock Market” refers to the cash equity exchange operated by The Nasdaq Stock Market LLC.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and documents incorporated by reference herein and therein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend that the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 apply to these forward-looking statements. Forward-looking statements are not statements of historical fact but rather reflect our current expectations, estimates and predictions about future results and events. Words such as “may,” “will,” “could,” “should,” “anticipates,” “envisions,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words or terms of similar substance used in connection with any discussion of future expectations as to industry and regulatory developments or business initiatives and strategies, future operating results or financial performance, and other future developments are intended to identify forward-looking statements. These include, among others, statements relating to:

•	our strategic direction, including changes to our corporate structure;

•	the integration of acquired businesses, including accounting decisions relating thereto;

•	the scope, nature or impact of acquisitions, divestitures, investments, joint ventures or other transactional activities;

•

the effective dates for, and expected benefits of, ongoing initiatives, including transactional activities and other strategic, restructuring, technology, Environmental, Social and Governance (“ESG”) matters, de-leveraging and capital return initiatives;

•	our products and services;

•	the impact of pricing changes;

•	tax matters;

•	the cost and availability of liquidity and capital; and

•

any litigation, or any regulatory or government investigation or action, to which we are or could become a party or which may affect us and any potential settlements of litigation, regulatory or governmental investigations or actions, including with respect to our Commodity Futures Trading Commission investigation.

Forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following:

•	our operating results may be lower than expected;

•

our ability to successfully integrate acquired businesses or divest sold businesses or assets, including the fact that any integration or transition may be more difficult, time consuming or costly than expected, and we may be unable to realize synergies from business combinations, acquisitions, divestitures or other transactional activities;

•	loss of significant trading and clearing volumes or values, fees, market share, listed companies, market data customers or other customers;

•	our ability to develop and grow our non-trading businesses;

•

our ability to keep up with rapid technological advances, including our ability to effectively manage the development and use of artificial intelligence in certain of our products and offerings, and adequately address cybersecurity risks;

•	economic, political and market conditions and fluctuations, including inflation, interest rate and foreign currency risk inherent in U.S. and international operations, and geopolitical instability;

•	the performance and reliability of our technology and technology of third parties on which we rely;

•	any significant systems failures or errors in our operational processes;

•	our ability to continue to generate cash and manage our indebtedness; and

•	adverse changes that may occur in the litigation or regulatory areas, or in the securities markets generally, or increased regulatory oversight domestically or internationally.

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the uncertainty and any risk related to forward-looking statements that we make. The above list of risks and uncertainties is only a summary of some of the most important factors and is not intended to be exhaustive. You should carefully review the risks and information contained, or incorporated by reference, in this prospectus supplement or the accompanying prospectus, including, without limitation, those risk factors discussed under the caption “Part I. Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 that was filed with the SEC on February 21, 2024 and in any reports subsequently filed with the SEC. New factors that are not currently known to us or of which we are currently unaware may also emerge from time to time that could materially and adversely affect us. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement or the accompanying prospectus. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statement, release publicly any revisions to any forward-looking statements or report the occurrence of unanticipated events. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

RISK FACTORS

Investing in our common stock involves risk. You should consider carefully the risks and all of the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risks and uncertainties described under the heading “Risk Factors” included in our Annual Report on Form 10-K for our most recent fiscal year and elsewhere in our public filings before investing in our common stock offered by this prospectus supplement. These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment. See “Forward-Looking Statements” and “Where You Can Find More Information.”

USE OF PROCEEDS

The selling stockholder will receive all of the proceeds from the sale or other disposition of the shares of common stock covered by this prospectus supplement. We will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered in this prospectus supplement. We will pay all expenses of the registration of the shares of our common stock and certain other expenses.

SELLING STOCKHOLDER

This prospectus supplement covers the offer and sale of up to 85,608,414 shares of our common stock that may be offered and sold from time to time by the selling stockholder. We issued the shares of common stock covered by this prospectus supplement to the selling stockholder on November 1, 2023 in connection with our acquisition of Adenza, pursuant to an Agreement and Plan of Merger, dated as of June 10, 2023, by and among us, the selling stockholder, Argus Merger Sub 1, Inc., Argus Merger Sub 2, LLC and Adenza (the “Merger Agreement”). The selling stockholder may currently hold or acquire at any time our common stock in addition to the shares registered hereby.

In connection with the completion of our acquisition of Adenza, we entered into a registration rights agreement with the selling stockholder pursuant to which we granted the selling stockholder certain registration rights, including the right to require us to prepare and file a registration statement, or a prospectus supplement to an existing registration statement, to permit the resale from time to time as permitted by Rule 415 promulgated under the Securities Act of the shares of common stock issued to the selling stockholder pursuant to the Merger Agreement. We are registering the shares of common stock described in this prospectus supplement pursuant to the registration rights agreement. Expenses of registration under the registration rights agreement, including the reasonable legal fees of counsel chosen by the selling stockholder, will be paid by us. In addition, upon completion of our acquisition of Adenza, we entered into a stockholders’ agreement with the selling stockholder and Thoma Bravo, L.P. (“Thoma Bravo”), an affiliate of the selling stockholder, pursuant to which the selling stockholder and Thoma Bravo agreed to certain restrictions on the transfer of the shares of our common stock issued pursuant to the Merger Agreement and were granted the right to nominate one director for election to our board of directors for so long as they and their controlled affiliates continue to beneficially own at least 10% percent of the shares of our common stock outstanding as of November 1, 2023. The selling stockholder’s representative on our board of directors has been Holden Spaht since November 1, 2023. For more information on these relationships and the agreements described herein, please refer to the Annual Report on Form 10-K for our most recent fiscal year and our proxy statement on Schedule 14A filed on April 26, 2024, each of which is incorporated herein by reference.

The table below sets forth, to our knowledge, information as of the date of this prospectus supplement for the selling stockholder and other information regarding the beneficial ownership of the shares of common stock held by the selling stockholder.

The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as described above, to our knowledge, the selling stockholder has not been an officer or director of ours or of our affiliates within the past three years or had any material relationship with us or our affiliates within the past three years. Our knowledge is based on our books and records and/or information provided by or on behalf of the selling stockholder in connection with the filing of this prospectus supplement.

Information concerning the selling stockholder may change from time to time, including by addition of additional selling stockholders, and, if necessary, we will amend or supplement this prospectus supplement accordingly.

Shares Beneficially Owned Before and After the Offering
Name of Selling Stockholder	Number of Shares Owned Before the Offering	Percent of our Common Stock Before the Offering (%)(2)	Shares Offered Hereby	Number of Shares Owned After the Offering(3)	Percent of our Common Stock after the Offering(2)
Argus Seller, LP(1)	85,608,414	14.85%	85,608,414	0	0%

(1)

Thoma Bravo UGP, LLC (“Thoma Bravo UGP”) is the ultimate general partner of certain investment funds affiliated with Thoma Bravo UGP (the “Thoma Bravo Funds”), and the Thoma Bravo Funds and certain unaffiliated investors are limited partners of the selling stockholder. By virtue of the relationships described in this footnote, Thoma Bravo UGP may be deemed to beneficially own shares of the common stock directly owned by the selling stockholder. The principal address of each of the foregoing entities is c/o Thoma Bravo, L.P., 110 N. Wacker Drive, 32nd Floor, Chicago, IL 60606.

(2)	Based on 576,532,636 shares of our common stock outstanding as of May 2, 2024.
(3)

Assumes the selling stockholder sells all of the shares of common stock offered pursuant to this prospectus supplement. Notwithstanding the foregoing, this registration of the shares of common stock covered by this prospectus supplement satisfies certain contractual obligations and does not necessarily mean that the selling stockholder will offer or sell any of the shares. The common stock offered by the selling stockholder may be sold from time to time through public or private transactions at market prices prevailing at the time of sale, at prices related to such market prices, at varying prices determined at the time of sale, at fixed prices, or at negotiated prices as the selling stockholder determines from time to time.

PLAN OF DISTRIBUTION

The selling stockholder may, from time to time, sell any or all of its shares of common stock offered herein pursuant to this prospectus supplement. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will pay all expenses of the registration of the shares of our common stock covered by this prospectus supplement and certain other expenses.

The selling stockholder and certain of its successors, including certain transferees and assignees, may make sales of the shares of common stock included in this prospectus supplement from time to time through one or more methods specified herein or through a combination of any of such methods or any other method permitted pursuant to applicable law. Such offers and sales may be made directly to purchasers, through underwriters, to dealers or through agents, on any stock exchange on which the shares are listed or otherwise at prices and under terms prevailing at the time of the sale, at prices related to the then-current market price, at fixed prices, at varying prices determined at the time of sale, at privately negotiated prices or any other method permitted pursuant to applicable law. The selling stockholder may use one or more of the following methods when selling shares of our common stock under this prospectus supplement:

•	underwritten transactions (whether on a firm commitment or best efforts basis, including through bought deals);

•	sales through agents or to or through underwriters, brokers or dealers;

•	privately negotiated transactions;

•	exchange distributions and/or secondary distributions;

•	sales directly to one or more purchasers;

•	sales on NASDAQ or on any national securities exchange or quotation service on which shares of our common stock may be listed or quoted at the time of the sale;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such common stock at a stipulated price per share of common stock;

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	public auction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus supplement;

•	through the distributions of the common stock by the selling stockholder to its partners, members or stockholders;

•	short sales and delivery of shares of our common stock to close out short positions entered into after the date of this prospectus supplement;

•	sales by broker-dealers of shares of our common stock that are loaned or pledged to such broker-dealers;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares of our common stock under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus supplement.

Additionally, the selling stockholder may elect to make an in-kind distribution of shares of our common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus supplement is a part. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through the registration statement of which this prospectus supplement is a part. The selling stockholder also may transfer shares of our common stock in other circumstances, in which case the transferees or other successors in interest may be the selling beneficial owners for purposes of this prospectus supplement.

Prospectus supplements may be prepared that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the shares of our common stock offered thereby, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

The selling stockholder may fix a price or prices of shares of our common stock at:

•	market prices prevailing at the time of any sale under the registration statement of which this prospectus supplement is a part;

•	varying prices determined at time of sale;

•	fixed prices;

•	prices related to market prices; or

•	negotiated prices.

The selling stockholder may change the price of shares of our common stock offered from time to time.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the common stock, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell common stock short and deliver these shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

If the selling stockholder uses one or more underwriters in the sale, the underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. The selling stockholder and any underwriters, broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. In such event, any commissions received by such underwriters, broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Underwriters may resell the shares to or through dealers, and those dealers may receive compensation in the form of one or more discounts, concessions or commissions from the underwriters and commissions from purchasers for which they may act as agents. The selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock.

Pursuant to the registration rights agreement with the selling stockholder, we will generally pay all expenses relating to the registration, offering and listing of these shares, except that the selling stockholder will pay any underwriting fees, discounts and commissions and transfer taxes. We have agreed to indemnify, in certain circumstances, the selling stockholder against certain liabilities, including certain liabilities incurred in connection with the registration of the selling stockholder’s shares under the Securities Act. The selling stockholder has agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities incurred in connection with the registration of the selling stockholder’s shares under the Securities Act.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares of common stock may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurances that the selling stockholder will sell, nor is the selling stockholder required to sell, any or all of the securities offered under this prospectus.

This prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. If required by the registration rights agreement, we may add permitted transferees, successors and assigns by prospectus supplement in instances where the permitted transferee, successor or assign has acquired its shares from holders named in this prospectus after the effective date of this prospectus. Permitted transferees, successors and assigns of the selling stockholder may not be able to use this prospectus for resales until they are named in the selling stockholder table by prospectus supplement or post-effective amendment. See “Selling Stockholder.”

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York.

EXPERTS

The consolidated financial statements of Nasdaq, Inc. appearing in Nasdaq, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of Nasdaq, Inc.’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Nasdaq, Inc. management’s attestation of the effectiveness of internal controls over financial reporting as of December 31, 2023 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Adenza Holdings, Inc. and its subsidiaries as of and for the years ended December 31, 2022 and 2021 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This information may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or through our web site at http://ir.nasdaq.com/financials/sec-filings. Our website is not incorporated into or otherwise a part of this prospectus or any of our other securities filings.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference in this prospectus supplement the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We are incorporating by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until all of the shares offered by this prospectus supplement and the accompanying prospectus are sold:

•	our Annual Report on Form 10-K for the fiscal year ended 2023, filed with the SEC on February 21, 2024;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 2, 2024;

•

our Current Reports on Form 8-K filed with the SEC on January 17, 2024 (Amendment No. 1) (excluding Item 7.01), January  31, 2024 (Item 8.01 and Exhibit 99.2 only), March  20, 2024, March 22, 2024, April 25, 2024 (Item 8.01 and Exhibit 99.2 only) and April 30, 2024;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended 2023 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 26, 2024; and

•

the description of our common stock contained in our Current Report on Form 8-K filed with the SEC on April 27, 2018, including any amendments or reports filed for the purpose of updating such description (including the “Description of Securities” included as Exhibit 4.21 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 21, 2024).

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may obtain a copy of these filings and any other filings incorporated by reference at no cost, by writing or telephoning us at the following address:

Nasdaq, Inc.

151 W. 42nd Street

New York, New York 10036

(212) 401-8700

Email: investor.relations@nasdaq.com

Prospectus

NASDAQ, INC.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Subscription Rights

Purchase Contracts

and

Purchase Units

We may offer, issue and sell, and selling securityholders may offer to resell and sell, together or separately:

•	shares of our common stock;

•	shares of our preferred stock, which may be issued in one or more series;

•	depositary receipts, representing fractional shares of our preferred stock, which are called depositary shares;

•	debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities;

•	warrants to purchase shares of our common stock, shares of our preferred stock or our debt securities;

•	subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities;

•	purchase contracts to purchase shares of our common stock, shares of our preferred stock or our debt securities; and

•

purchase units, each representing ownership of a purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities, or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the purchase contracts.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 10 before you make your investment decision.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. These securities also may be resold by selling securityholders. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on The Nasdaq Stock Market under the trading symbol “NDAQ.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

Throughout this prospectus, unless otherwise specified:

•	“Nasdaq,” the “Company,” “we,” “us” and “our” refer to Nasdaq, Inc.

•	“Nasdaq Baltic” refers to collectively, Nasdaq Tallinn AS, Nasdaq Riga, AS and AB Nasdaq Vilnius.

•	“Nasdaq Clearing” refers to the clearing operations conducted by Nasdaq Clearing AB.

•	“Nasdaq Nordic” refers to collectively, Nasdaq Clearing AB, Nasdaq Stockholm AB, Nasdaq Copenhagen A/S, Nasdaq Helsinki Ltd and Nasdaq Iceland hf.

•	“The Nasdaq Stock Market” refers to the cash equity exchange operated by The Nasdaq Stock Market LLC.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•	our Annual Report on Form 10-K for the fiscal year ended 2023, filed with the SEC on February 21, 2024;

•

our Current Reports on Form 8-K filed with the SEC on January 17, 2024 (Amendment No. 1) (excluding Item 7.01), January  31, 2024 (Item 8.01 and Exhibit 99.2 only), March  20, 2024, March  22, 2024, April  25, 2024 (Item 8.01 and Exhibit 99.2 only) and April 30, 2024;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended 2023 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 26, 2024; and

•

the description of our common stock contained in our Current Report on Form 8-K filed with the SEC on April 27, 2018, including any amendments or reports filed for the purpose of updating such description (including the “Description of Securities” included as Exhibit 4.21 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 21, 2024).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write, telephone or email us at the following address:

Nasdaq, Inc.

151 W. 42nd Street

New York, New York 10036

(212) 401-8700

email: investor.relations@nasdaq.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and documents incorporated by reference herein and therein may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend that the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 apply to these forward-looking statements. Forward-looking statements are not statements of historical fact but rather reflect our current expectations, estimates and predictions about future results and events. Words such as “may,” “will,” “could,” “should,” “anticipates,” “envisions,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words or terms of similar substance used in connection with any discussion of future expectations as to industry and regulatory developments or business initiatives and strategies, future operating results or financial performance, and other future developments are intended to identify forward-looking statements. These include, among others, statements relating to:

•	our strategic direction, including changes to our corporate structure;

•	the integration of acquired businesses, including accounting decisions relating thereto;

•	the scope, nature or impact of acquisitions, divestitures, investments, joint ventures or other transactional activities;

•

the effective dates for, and expected benefits of, ongoing initiatives, including transactional activities and other strategic, restructuring, technology, Environmental, Social and Governance (“ESG”) matters, de-leveraging and capital return initiatives;

•	our products and services;

•	the impact of pricing changes;

•	tax matters;

•	the cost and availability of liquidity and capital; and

•

any litigation, or any regulatory or government investigation or action, to which we are or could become a party or which may affect us and any potential settlements of litigation, regulatory or governmental investigations or actions, including with respect to our Commodity Futures Trading Commission investigation.

Forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following:

•	our operating results may be lower than expected;

•

our ability to successfully integrate acquired businesses or divest sold businesses or assets, including the fact that any integration or transition may be more difficult, time consuming or costly than expected, and we may be unable to realize synergies from business combinations, acquisitions, divestitures or other transactional activities;

•	loss of significant trading and clearing volumes or values, fees, market share, listed companies, market data customers or other customers;

•	our ability to develop and grow our non-trading businesses;

•

our ability to keep up with rapid technological advances, including our ability to effectively manage the development and use of artificial intelligence in certain of our products and offerings, and adequately address cybersecurity risks;

•	economic, political and market conditions and fluctuations, including inflation, interest rate and foreign currency risk, inherent in U.S. and international operations, and geopolitical instability;

•	the performance and reliability of our technology and technology of third parties on which we rely;

•	any significant systems failures or errors in our operational processes;

•	our ability to continue to generate cash and manage our indebtedness; and

•	adverse changes that may occur in the litigation or regulatory areas, or in the securities markets generally, or increased regulatory oversight domestically or internationally.

Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the uncertainty and any risk related to forward-looking statements that we make. The above list of risks and uncertainties is only a summary of some of the most important factors and is not intended to be exhaustive. You should carefully review the risks and information contained, or incorporated by reference, in this prospectus, including, without limitation, those risk factors discussed under the caption “Part I. Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 that was filed with the SEC on February 21, 2024 and in any reports subsequently filed with the SEC. New factors that are not currently known to us or of which we are currently unaware may also emerge from time to time that could materially and adversely affect us. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. You should carefully read our entire Annual Report on Form 10-K, including “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes contained therein. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statement, release publicly any revisions to any forward-looking statements or report the occurrence of unanticipated events. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THE COMPANY

Nasdaq is a global technology company serving corporate clients, investment managers, banks, brokers, and exchange operators as they navigate and interact with the global capital markets and the broader financial system. We aspire to deliver world-leading platforms that improve the liquidity, transparency, and integrity of the global economy. Our diverse offering of data, analytics, software, exchange capabilities, and client-centric services enables clients to optimize and execute their business vision with confidence.

We manage, operate and provide our products and services in three business segments: Capital Access Platforms, Financial Technology and Market Services.

Capital Access Platforms

Our Capital Access Platforms segment delivers liquidity, transparency and integrity to the corporate issuer and investment community by empowering our clients to effectively navigate the capital markets, achieve their sustainability goals, and drive governance excellence. We offer a suite of products to assist companies in managing corporate governance standards.

Our Capital Access Platforms segment includes Data & Listing Services, Index and Workflow & Insights.

Data & Listing Services

Our North American and European data products enhance transparency of market activity within our exchanges and provide critical information to professional and non-professional investors globally. Our Data business distributes historical and real-time market data to sell-side customers, the institutional investing community, retail online brokers, proprietary trading firms, and other venues, as well as internet portals and data distributors.

We collect, process, and create information and earn revenues as a distributor of our own, as well as select third-party, content. We provide varying levels of quote and trade information to market participants and to data distributors who in turn provide subscriptions for this information. Our systems enable distributors to gain access to our market depth, fund valuation, order imbalances, market sentiment and other analytical data.

We distribute this proprietary market information to both market participants and non-participants through a number of proprietary products, including Nasdaq TotalView, our flagship market depth quote product. We offer TotalView products for The Nasdaq Stock Market and our Nasdaq BX, Nasdaq PSX and Nordic markets. We also offer Nordic Equity TotalView, Nordic Derivatives TotalView and Nordic Fixed Income TotalView for Nordic markets.

We operate several other proprietary services and data products to provide market information, including Nasdaq Basic, a low cost alternative to the industry Level 1 feed and Nasdaq Canada Basic, a low cost alternative to other high priced data feeds. We also provide various other data, including data relating to our U.S. equities and options exchanges and Nordic equities, derivatives, fixed income and futures.

Additionally, our Nasdaq Cloud Data Service provides a flexible and efficient method of delivery for real-time exchange data and other financial information. Data is made available through a suite of application programming interfaces, or APIs, allowing for the integration of data from disparate sources and a reduction in time to market for customer-designed applications. These APIs are highly scalable and can support the delivery of real-time exchange data.

We operate a variety of listing platforms around the world to provide multiple global capital raising solutions for public companies. Companies listed on our markets represent a diverse array of industries including, among others, healthcare, consumer products, telecommunication services, information technology, financial services, industrials and energy. Our main listing markets are The Nasdaq Stock Market and the Nasdaq Nordic and Nasdaq Baltic exchanges.

Companies seeking to list securities on The Nasdaq Stock Market may do so on one of the three market tiers: The Nasdaq Global Select Market, The Nasdaq Global Market, or The Nasdaq Capital Market. To qualify, companies must meet minimum listing requirements, including specified financial and corporate governance criteria. Once listed, companies must maintain rigorous listing and corporate governance standards.

As of December 31, 2023, a total of 5,262 companies listed securities on our U.S., Nasdaq Nordic, Nasdaq Baltic and Nasdaq First North exchanges. As of December 31, 2023, a total of 4,044 companies listed securities on The Nasdaq Stock Market, with 1,443 listings on The Nasdaq Global Select Market, 1,269 on The Nasdaq Global Market and 1,332 on The Nasdaq Capital Market.

Index

Our Index business develops and licenses Nasdaq-branded indices and financial products. License fees for our trademark licenses vary by product based on a percentage of underlying assets, dollar value of a product issuance, number of products or number of contracts traded. We also license cash-settled options, futures and options on futures on our indices.

As of December 31, 2023, 388 exchange traded products (“ETPs”) listed on 27 exchanges in over 20 countries tracked a Nasdaq index and accounted for $473 billion in assets under management. Our flagship index, the Nasdaq-100 Index (“NDX”), includes the top 100 non-financial companies listed on The Nasdaq Stock Market. More than 100 ETPs worldwide track indices in the NDX ecosystem, and had nearly $360 billion in assets tracking the index as of December 31, 2023.

We provide index data products based on Nasdaq indices. Index data products include our Global Index Data Service, which delivers real-time index values throughout the trading day, and Global Index Watch/Global Index File Delivery Service, which delivers daily and historical weightings and components data, corporate actions and a breadth of additional data for the indices that we operate.

Workflow & Insights

Our Workflow & Insights business includes our analytics and corporate solutions products.

Our analytics products provide asset managers, investment consultants and institutional asset owners with information and analytics to make data-driven investment decisions, deploy their resources more productively, and provide liquidity solutions for private funds.

Our corporate solutions serve both public and private companies and organizations through our Investor Relations Intelligence, Governance Solutions and ESG Solutions products.

Our Investor Relations Intelligence offerings include a global team of expert consultants that deliver advisory services including Equity Surveillance & Shareholder Analysis, Investor Engagement and Perception Studies, as well as an industry-leading platform, Nasdaq IR Insight®, to investor relations professionals and executive teams. These solutions allow investor relations officers and executives to better manage their investor relations programs, understand their investor base, target new investors, manage meetings and consume key data such as investor profiles, equity research, consensus estimates and news.

Through our Governance Solutions products, we provide a global technology offering and consulting services that streamline the meeting process for board of directors and executive leadership teams and enable them to accelerate decision making and strengthen governance. Our solutions help protect sensitive data and facilitate productive collaboration, which enables board members and teams to work faster and more effectively.

Our ESG Solutions includes our ESG Advisory practice and our ESG software offering. Our ESG Advisory practice helps companies analyze, assess and action best practices to attract long-term capital.

Financial Technology

Our Financial Technology segment delivers leading platforms that improve the liquidity, transparency and integrity of the global economy by architecting and operating the world’s best markets. This segment comprises Financial Crime Management Technology, Regulatory Technology and Capital Markets Technology solutions.

We are a leading global technology solutions provider and partner to exchanges, clearing organizations, central securities depositories, regulators, banks, brokers, buy-side firms and corporate businesses, and power more than 130 marketplaces in more than 55 countries.

Financial Crime Management Technology

Our Financial Crime Management Technology business includes our Verafin solution which delivers a leading platform that improves the integrity and transparency of the financial world by providing SaaS solutions for fraud detection and anti-money laundering.

The financial services industry has seen a growing demand for products and services focused on anti-financial crime. Our Verafin solution provides a cloud-based platform to help detect, investigate, and report money laundering and financial fraud to approximately 2,500 financial institutions in North America.

Regulatory Technology

Regulatory Technology includes surveillance and AxiomSL solutions.

Our surveillance solutions include a SaaS platform designed for banks, brokers and other market participants to assist in complying with market rules, regulations and internal market surveillance policies and serves more than 170 clients. We also provide a solution to regulators and exchanges with a robust platform to manage cross-market, cross-asset and multi-venue surveillance. This offering powers surveillance for more than 50 exchanges and 18 regulators.

AxiomSL is a global leader in risk data management and regulatory reporting solutions for the financial industry, including banks, broker dealers and asset managers. Its unique enterprise data management platform delivers data lineage, risk aggregation, analytics, workflow automation, reconciliation, validation and audit functionality, as well as disclosures. AxiomSL’s platform supports compliance across a wide range of global and local regulations.

Capital Markets Technology

Capital Markets Technology includes market technology, trade management services and Calypso.

Our market technology solutions can handle a wide array of assets, including but not limited to cash equities, equity derivatives, currencies, various interest-bearing securities, commodities, energy products and digital currencies.

Our trade management services provide market participants with a wide variety of alternatives for connecting to and accessing our markets for a fee. Our marketplaces may be accessed via a number of different protocols used for quoting, order entry, trade reporting and connectivity to various data feeds. WorkX, a web-based, front-end interface allows market participants to view data, utilize risk management tools, and submit and review trade reports. WorkX enables a seamless workflow and enhanced trade intelligence. In addition, we offer a variety of add-on compliance tools to help market participants comply with regulatory requirements. We also offer colocation services to market participants as well as a number of wireless connectivity offerings between certain data centers using millimeter wave and microwave technology.

Calypso is a leading provider of front-to-back trading technology solutions for the financial markets. The Calypso platform provides customers with a single platform designed to enable consolidation, innovation and growth. The platform supports front, middle and back office activities in exchange-traded and OTC instruments and supports multiple financial asset classes and the associated financial instruments. Calypso’s software application specializes in capital markets, investment management, risk management, clearing, collateral, treasury and liquidity management.

Market Services

Our Market Services segment includes our equity derivative trading and clearing, cash equity trading, fixed income, currency and commodities trading. We operate 19 exchanges across several asset classes, including derivatives, commodities, cash equity, debt, structured products and ETPs.

We provide trading services in North America and Europe. In the U.S., we operate six options exchanges: Nasdaq PHLX, The Nasdaq Options Market, Nasdaq BX Options, Nasdaq ISE, Nasdaq GEMX and Nasdaq MRX. These exchanges facilitate the trading of equity, ETF, index and foreign currency options. Our combined options market share in 2023 represented the largest share of the U.S. market for multi-listed equity options. Our options trading platforms provide trading opportunities to retail investors, algorithmic trading firms and market makers, who tend to prefer electronic trading, and institutional investors, who typically require high touch services to execute their trades, which are often performed on our trading floor in Philadelphia.

We also operate three cash equity exchanges: The Nasdaq Stock Market, Nasdaq BX and Nasdaq PSX. Our U.S. cash equity exchanges offer trading of both Nasdaq-listed and non-Nasdaq-listed securities. The Nasdaq Stock Market is the largest single venue of liquidity for trading U.S.-listed cash equities. Market participants include market makers, broker-dealers, alternative trading systems, institutional investors, and registered securities exchanges. We also operate a U.S. corporate bond exchange for the listing of corporate bonds.

In Canada, we operate an exchange with three independent markets for the trading of Canadian-listed securities: Nasdaq Canada CXC, Nasdaq Canada CX2 and Nasdaq Canada CXD.

In Europe, we operate exchanges in Tallinn (Estonia), Riga (Latvia) and Vilnius (Lithuania) as Nasdaq Baltic and exchanges in Stockholm (Sweden), Copenhagen (Denmark), Helsinki (Finland), and Reykjavik (Iceland) together with the clearing operations of Nasdaq Clearing, as Nasdaq Nordic.

In Europe, Nasdaq Nordic offers trading in derivatives, such as stock options and futures and index options and futures. Nasdaq Clearing offers central counterparty clearing services for stock options and futures and index options and futures.

Nasdaq Commodities is the brand name for Nasdaq’s European commodity-related products and services such as trading and clearing. Nasdaq Commodities’ offerings include derivatives in power, natural gas and carbon emission markets, seafood and electricity certificates. These products are listed on Nasdaq Oslo ASA, except for seafood, which is listed on Fish Pool, a third-party platform.

In addition, we also own a majority stake in Puro.earth, a Finnish-based leading platform for carbon removal. Puro.earth offers engineered carbon removal instruments that are verified and tradable through an open, online platform. Puro.earth’s marketplace capabilities add to our suite of ESG-focused technologies and workflow solutions and give our clients further resources to achieve their ESG objectives.

Corporate Information

We are incorporated in Delaware. Our executive offices are located at 151 W. 42nd Street, New York, New York, 10036 and our telephone number is (212) 401-8700. Our web site is http://www.nasdaq.com. Information contained on our web site is not incorporated by reference into this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the financing of our operations, the possible repayment of indebtedness, and possible business acquisitions.

Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and purchase units that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement, and if applicable, any free writing prospectus, will contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

General

The following summary description of our capital stock is based on the provisions of the Delaware General Corporate Law (the “DGCL”), our amended and restated certificate of incorporation, and our bylaws. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of our amended and restated certificate of incorporation and bylaws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” the terms “Nasdaq, Inc.,”, “Nasdaq,” the “Company”, “we,” “our” and “us” refer to Nasdaq, Inc., a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.

Our authorized capital stock consists of (i) 900,000,000 shares of common stock, par value $0.01 per share, and (ii) 30,000,000 shares of preferred stock, par value $0.01 per share. As of March 31, 2024, there were 575,758,581 shares of our common stock outstanding and no shares of preferred stock outstanding. As of March 31, 2024, we had approximately 201 holders of record of our common stock.

Common Stock

Each stockholder of record of our common stock is entitled to one vote for each share held on every matter properly submitted to the stockholders for their vote. Holders of our common stock do not have cumulative voting rights. The holders of our common stock are entitled to one vote per share, except that our certificate of incorporation limits the ability of any stockholder to vote in excess of 5.0% of the then-outstanding shares of our common stock. This limitation does not apply to persons exempted from this limitation by our board of directors prior to the time such person owns more than 5.0% of the then-outstanding shares of our common stock.

After satisfaction of any dividend rights of holders of preferred stock, if any, holders of common stock are entitled ratably to any dividend declared by our board of directors out of funds legally available for this purpose.

Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available, if any, after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Holders of our common stock have no preemptive, subscription, redemption, conversion or exchange rights and no sinking fund provisions.

The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, if any, that we may designate and issue in the future.

Preferred Stock

This section describes the general terms and provisions of preferred stock that we are authorized to issue. An accompanying prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. If there are differences between the prospectus supplement relating to a particular series of preferred stock and this prospectus, the prospectus supplement will control. We will file a copy of the certificate of amendment to our certificate of incorporation that contains the terms of each new series of preferred stock with the Secretary of the State of Delaware and with the SEC each time we issue a new series of preferred stock. Each such certificate of amendment will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of amendment as well as our certificate of incorporation before deciding to buy shares of our preferred stock as described in any accompanying prospectus supplement.

Our board of directors has been authorized to provide for the issuance of up to 30,000,000 shares of our preferred stock in multiple series without the approval of stockholders. With respect to each series of our preferred stock, our board of directors has the authority to fix the following terms:

•	the designation of the series, which may be by distinguishing number, letter or title;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable for each share if we dissolve or liquidate;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	any restrictions on issuance of shares in the same series or any other series;

•	voting rights applicable to the series of preferred stock; and

•	any other rights, priorities, preferences, restrictions or limitations of such series.

The right of a holder of preferred stock to receive payment in respect thereof upon any liquidation, dissolution or winding up of us will be subordinate to the rights of our general creditors.

Anti-Takeover Effects of Provisions of the Certificate of Incorporation, Bylaws and Other Agreements

Our amended and restated certificate of incorporation and our by-laws contain provisions that may make it more difficult for a potential acquirer to acquire us by means of a transaction that is not negotiated with our board of directors. These provisions and certain provisions of the DGCL could delay or prevent a merger or acquisition that our stockholders consider favorable. These provisions may also discourage acquisition proposals or have the effect of delaying or preventing a change in control, which could harm our stock price. The following is a description of the anti-takeover effects of certain provisions of our amended restated certificate of incorporation and our by-laws.

Advance Notice Requirements for Stockholder Proposals and Directors Nominations: Our by-laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing.

Generally, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, that in the event that the annual meeting is called for a date that is not within 30 days before or 70 days after such anniversary date, notice by the stockholder in order to be timely must be received no earlier than 120 days prior to the meeting and not later than the later of 90 days prior to the meeting and the close of business on the 10th day following the date on which notice of the date of the annual meeting was first publicly announced by Nasdaq. In the case of a special meeting of stockholders called for the purpose of electing directors, notice by the stockholder in order to be timely must be received no earlier than 120 days prior to the meeting and not later than the later of 90 days prior to the meeting or the close of business on the 10th day following the day on which public disclosure of the date of the special meeting and our nominees was first made. In addition, the by-laws specify certain requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders, a stockholder requested special meeting of stockholders or make nominations for directors.

Proxy Access: Our by-laws include a proxy access provision that permits a stockholder, or a group of stockholders, owning at least 3% of our outstanding shares of common stock continuously for at least three years to nominate and include in the proxy materials for an annual meeting of stockholders director nominees constituting up to the greater of two individuals and 25% of the total number of directors then in office, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in the by-laws.

No Cumulative Voting: The DGCL provides that stockholders of a Delaware corporation are not entitled to the right to cumulate votes in the election of directors unless the corporation’s certificate of incorporation, as amended, provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

No Action by Written Consent: Our certificate of incorporation provides that stockholders are not entitled to act by written consent in lieu of a meeting.

Right to Call Special Meeting: Our by-laws provide that only stockholders representing 15% or more, in the aggregate, of our outstanding shares can convene a special meeting of stockholders, provided that the stockholders satisfy the requirements of our by-laws.

Amendments; Vote Requirements: The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation, unless a corporation’s certificate of incorporation requires a greater percentage. Our certificate of incorporation imposes majority voting requirements in connection with stockholder amendments to the by-laws and in connection with the amendment of certain provisions of the certificate of incorporation, including those provisions of our certificate of incorporation relating to the limitations on voting rights of certain persons, removal of directors and prohibitions on stockholder action by written consent.

Authorized but Unissued Shares: The authorized but unissued shares of our common stock and preferred stock will be available for future issuance without stockholder approval in most cases. These additional shares may be utilized for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult, or discourage, an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

General Corporation Law of the State of Delaware: We are a Delaware corporation that is subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:

•	prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of our voting stock.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage any entity interested in acquiring our Company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in such entity becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions involving our Company that our stockholders may otherwise deem to be in their best interests.

Listing

Our common stock is listed on The Nasdaq Stock Market under the symbol “NDAQ.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary receipts representing fractional shares of our preferred stock, rather than full shares of preferred stock. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.

The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our Company and such distribution has been distributed to the holders of depositary receipts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred stock may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture between us and Wells Fargo Bank, National Association, as trustee, or such other trustee named therein. The indenture was previously filed and is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, which you should review for additional information. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

We expect most debt securities to be issued in fully registered form without coupons and in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, shares of preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;

•	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

•	the number of warrants offered;

•	the exercise price and the amount of securities you will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the name of the warrant agent; and

•	any other material terms of the warrants.

After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase shares of our common stock, shares of our preferred stock or our debt securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the stockholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:

•	the price, if any, for the subscription rights;

•	the number and terms of each share of common stock or preferred stock or debt securities which may be purchased per each subscription right;

•	the exercise price payable for each share of common stock or preferred stock or debt securities upon the exercise of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in an accompanying prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of our common stock, shares of our preferred stock or our debt securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, and may be subject to adjustment under anti-dilution formulas. The purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and our debt securities or preferred securities or debt obligations of third parties, including U.S. treasury securities, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part.

The description in an accompanying prospectus supplement of any purchase contract or purchase unit we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract or purchase unit, which will be filed with the SEC if we offer purchase contracts or purchase units. For more information on how you can obtain copies of any purchase contract or purchase unit we may offer, see “Where You Can Find More Information.” We urge you to read the applicable purchase contract or applicable purchase unit and any accompanying prospectus supplement in their entirety.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers;

•	through agents or dealers to purchasers;

•	in “at-the market” offerings (as defined in Rule 415 under the Securities Act);

•	through a combination of any of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we or the selling securityholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We or the selling securityholders may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

We or the selling securityholders will identify the specific plan of distribution in a prospectus supplement, including:

•	the terms of the offering;

•	the names of the underwriters, dealers, agents or direct purchasers and their compensation;

•	the purchase price of the securities and the net proceeds we will receive from the sale;

•	any delayed delivery obligations to take the securities;

•	the nature of the underwriters’ obligations to take the securities;

•	any securities exchange or market on which the securities may be listed; and

•	other facts material to the transaction.

Underwriters, dealers and agents

If we or the selling securityholders use underwriters in an offering, we or the selling securityholders will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we or the selling securityholders use an underwriting syndicate, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If we or the selling securityholders use underwriters for a sale of securities, the underwriters will acquire the securities for their own accounts. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we or the selling securityholders may sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We or the selling securityholders will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We or the selling securityholders may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.

Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us or the selling securityholders in the ordinary course of business.

If so indicated in a prospectus supplement, we or the selling securityholders will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We or the selling securityholders may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

Direct sales

We or the selling securityholders may sell securities directly to one or more purchasers without using underwriters or agents.

At-the-market offerings

We or the selling securityholders may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Trading markets and listing of securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The Nasdaq Stock Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization activities

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The Nasdaq Stock Market or otherwise and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, Wachtell, Lipton, Rosen & Katz will provide opinions regarding the authorization and validity of the securities. Wachtell, Lipton, Rosen & Katz may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The consolidated financial statements of Nasdaq, Inc. appearing in Nasdaq, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of Nasdaq, Inc.’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Nasdaq, Inc. management’s attestation of the effectiveness of internal controls over financial reporting as of December 31, 2023 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Adenza Holdings, Inc. and its subsidiaries as of and for the years ended December 31, 2022 and 2021 incorporated by reference in this registration statement have been so incorporated in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting.